CASCADE CLOSES $3.5 MILLION FINANCING

TUCSON, AZ – December 12, 2005/BUSINESS WIRE/ -- Cascade Energy, Inc. (OTCBB: CSCE), is pleased to announce that the Company has closed the initial $1.75 Million tranche of a $3.5 Million financing.

On November 30, 2005, the Company entered into a securities purchase agreement with an institutional investor for an aggregate purchase price of $3,500,000, of which the Company has issued (i) a $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (ii) a warrant to purchase an aggregate of 12,000,000 additional shares of our common stock at an exercise price of $0.2902 per share exercisable until November 30, 2010. An additional $1,750,000 secured convertible debenture will be issued on similar terms at the time the Company files a registration statement with the United States Securities and Exchange Commission. Pursuant to the registration rights agreement entered into between the Company and the investor, the Company agreed to file a registration statement registering the shares of our common stock issuable upon conversion of the convertible debentures, accrued interest and liquidated damages, and the shares of our common stock issuable upon the exercise of the warrants. The proceeds of the private placement will be used for general corporate purposes.

The secured convertible debenture is convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.2902 or 80% of the volume the weighted average trading price per share of our common stock for five trading days immediately preceding the conversion date. The interest on the convertible debenture shall accrue on the outstanding principal balance at a rate of 5% per annum.

Yorkville Advisors Management LLC will receive a fee of $350,000, which will be paid pro rata from the gross proceeds of each closing.

The Company issued the securities to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

The securities offered in the private placement to the institutional investor the were not registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act."

ABOUT CASCADE ENERGY

Cascade is an explorer for natural gas and oil. The primary objective of Cascade is to acquire, discover, upgrade and expand North American onshore oil and gas reserves towards near-term production and cash flow, together with identifying and participating in exploration opportunities. By maintaining a balanced debt and equity mix, Cascade's operating strategy is to become cash flow positive in the short term to allow the Company a re-investment of production dollars to enhance and grow company assets. By searching and identifying exploration and producing properties that fit the company's investment and production criteria, Cascade has formulated a strategy to prioritize assets that provide low risk, short payback period and long life reserves.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of oil and gas reserves, any near-term production or cash flow and our ability to become cash flow positive in the short term to allow us to re-invest production dollars to enhance and grow company assets.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the numerous inherent uncertainties associated with oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Cascade Energy, Inc.

William Marshall - President

Contact: William Marshall

1-888-359-9565

(Visit our website at www.cascadeenergyinc.com)